Exhibit 5.1

Building DreamStar Technology Inc.	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/CLE/181206.00001

31 August 2021

Dear Sirs

Building DreamStar Technology Inc. (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the offering by the Company (the Offering) of up to an aggregate of 5,290,000 ordinary shares of US$0.0001 par value each of the Company (including an option to issue such additional number of ordinary shares representing up to 15% of the total number of the Ordinary Shares to be offered by the Company pursuant to the Offering (excluding ordinary shares subject to this option) to cover the over-allotment option to be granted to the underwriter) (collectively, the Shares).

We are furnishing this opinion as Exhibits 5.1 and 8.1 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in Schedule 1. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents:

(a)	the certificate of incorporation of the Company dated 10 September 2019 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the amended and restated memorandum and articles of association of the Company adopted by special resolutions dated 27 February 2021 (the Memorandum and Articles);

Ogier

British Virgin Islands, Cayman Islands, Guernsey,

Jersey and Luxembourg practitioners

Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Michael Snape Justin Davis James Bergstrom Marcus Leese
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(c)	a certificate of good standing dated 25 March 2021 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the register of directors and officers of the Company as provided to us on 27 August 2021 (the ROD);

(e)	the register of members of the Company as provided to us on 26 February 2021 (the ROM, and together with the ROD, the Registers);

(f)	a draft copy of the underwriting agreement between the Company and the party named therein (the Underwriting Agreement) provided to us on 31 August 2021;

(g)	a certificate from a director of the Company dated 31 August 2021, a copy of which is attached hereto (the Director's Certificate);

(h)	a copy of the written resolutions of the directors of the Company dated 27 February 2021 approving, inter alia, the Company's filing of the Registration Statement and issuance of the Shares (the Board Resolutions); and

(i)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Board Resolution remains in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Offering which has not been properly disclosed in the Board Resolutions;

(g)	the maximum number of Shares to be issued by the Company would not exceed the Company's authorised share capital and the consideration payable for the Shares shall not be less than the aggregate par value of such number of Shares;

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(h)	the Company will duly execute and delivery the Underwriting Agreement in the draft form provided for us for review in accordance with the Board Resolutions; and

(i)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands.

Authorised Share capital

(b)	The authorised share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares comprising of a par value of US$0.0001 each.

Valid Issuance of Shares

(c)	The issuance and allotment of the Shares have been duly authorised and, when issued and allotted in accordance with the Registration Statement and the duly passed Resolutions and once consideration is paid for in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable. Once the register of members of the Company has been updated to reflect the issuance, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their respective name.

Registration Statement - Taxation

(d)	The statements contained in the Registration Statement in the section headed “Cayman Islands Taxation”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

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4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, "Taxation" and “Legal Matters” of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier

Ogier

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31 August 2021 Ogier 11th Floor, Central Tower 28 Queen's Road Central Central Hong Kong Dear Sirs Director's Certificate Building DreamStar Technology Inc. (the Company) You have been requested to provide a legal opinion (the Opinion) in connection with the Company. Iacknowledge that your opinion will be given in reliance upon the information set out in this certificate. Ihereby certify that as at the date hereof: you have been provided by us with true and complete copies of: the certificate of incorporation of the Company dated 1O September 2019 issued by the Registrar of Companies of the Cayman Islands (the Registrar); the amended and restated memorandum and articles of association of the Company (respectively, the Memorandum and the Articles); a certificate of good standing dated 25 March 2021 (the Good Standing Certificate) issued by the Registrar in respect of the Company; the register of directors and the register of members of the Company (together, the Registers); written resolutions of the directors of the Company passed on 27 February 2021 (the Board Resolutions); and the Company's registration statement (the Registration Statement) on Form F-1, including all amendments or supplements thereto, and the prospectus of the Company in connection with the Offering forming part of the Registration Statement (the Prospectus) , filed with the United States Securities and Exchange Commission; the Memorandum and Articles provided to you are in full force and effect and have not been amended, varied, supplemented or revoked in any respect; no steps have been taken by the Company to wind up the Company and no resolutions have been passed by the shareholders of the Company (the Shareholders) to wind up the Company;

the Company is not subject to any legal, arbitral, administration or other proceedings and no notice of an application or order for the appointment of a liquidator or receiver of the Company or any of its assets or of a winding-up of the Company has been received by the Company; the powers and authority of the directors of the Company (the Directors) as set out in the memorandum and articles of association of the Company have not been varied or restricted by resolution or direction of the Shareholders; there have been no sealing regulations made by the Directors, any committee of the Directors or the Shareholders pursuant to the articles of association of the Company which vary, restrict, override or conflict with the sealing regulations set out in the Board Resolutions; the Board Resolutions have been duly signed by all the Directors and were passed in accordance with the Company's articles of association; each of the Directors and their alternates has disclosed to the Company all of his or her direct or indirect interests that conflict or may conflict to a material extent with the interests of the Company; the Board Resolutions are in full force and effect, have not been amended, revoked or rescinded in any way and are the only resolutions passed by the Directors, respectively, relating to the matters referred to therein; prior to, at the time of, and immediately following execution of the document(s) approved at, the meeting of the Directors referred to in the Board Resolutions (the Document(s)), the Company was able to pay its debts as they fell due and it entered into the Document(s) for proper value and not with an intention to defraud or hinder its creditors or by way of undue or fraudulent preference; each of the Directors has acted bona fide in the interests of the Company and for proper purposes in relation to the transactions mentioned in the Board Resolutions; all of the issued shares of the Company have been fully paid and non-assessable; the issuance and delivery of the Registration Statement and Prospectus has been duly approved by the Board Resolutions; the person authorised to sign the Documents in the Board Resolutions did in fact sign the Documents; and I am duly authorised to execute and deliver this certificate on behalf of the Company. confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless Ishall have personally notified you to the contrary. [Signature page to follow]

Yours faithfully For and on behalf of Building DreamStar Technology Inc. Name: Houde Li Title: Chairman

Your;; For and on behalf of Building DreamStar Techno logy Inc. Name: Haibo Zhao Title: Director